As filed with the Securities and Exchange Commission on March 28, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	16-0838627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Holleder Parkway

Rochester, New York 14615

(Address, including zip code, of registrant’s principal executive offices)

Monro Muffler Brake, Inc. 2007 Stock Incentive Plan

(Full title of the plan)

Robert G. Gross

Chief Executive Officer

Monro Muffler Brake, Inc.

200 Holleder Parkway

Rochester, New York 14615

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Marc Weingarten, Esq.

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,500,000 shares	$31.40	$47,100,000	$5,468.31

(1)	Represents additional shares authorized for issuance under the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions that result in an increase in the number of outstanding shares of Common Stock.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock in NASDAQ trading on March 21, 2011.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Monro Muffler Brake, Inc. (the “Registrant”) for the purpose of registering additional shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) under the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan (the “Plan”), as amended, which are the same class of securities as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-151196) filed on May 27, 2008 relating to the Plan. The contents of the prior Registration Statement, including any filings incorporated therein, are incorporated herein by this reference. 1,501,620 shares of Common Stock were registered for issuance under the Plan pursuant to the prior Registration Statement (1,001,080 shares as adjusted for the Registrant’s three-for-two stock split effective on December 23, 2010 (the “Stock Split”)). On May 25, 2010 and August 10, 2010, respectively, the Registrant’s board of directors and stockholders approved an amendment to the Plan that increased the number of shares of Common Stock that may be issued under the Plan by 1,000,000. This Registration Statement registers 1,500,000 additional shares (1,000,000 shares as adjusted for the Stock Split and subject to adjustment in the event of any future stock splits, stock dividends, recapitalizations or similar transactions) of Common Stock for issuance under the Plan as a result of the recent amendment to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Registrant are hereby incorporated by reference into this Registration Statement and made a part hereof:

•	Annual Report on Form 10-K of the Registrant for the fiscal year ended March 27, 2010, filed with the Commission on June 10, 2010.

•	Quarterly Reports on Form 10-Q of the Registrant filed with the Commission on August 2, 2010, October 29, 2010 and February 3, 2011.

•

Current Reports on Form 8-K of the Registrant filed with the Commission on August 12, 2010, October 25, 2010, November 18, 2010, December 21, 2010 and January 4, 2011 (excluding any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibits furnished in connection therewith).

•	Notice of Annual Meeting of Shareholders and Definitive Proxy Statement of the Registrant, dated July 9, 2010, for its Annual Meeting of Shareholders held on August 10, 2010.

•

The description of the Common Stock of the Registrant contained in the Registration Statement on Form S-1 filed with the Commission pursuant to Section 12 of the Exchange Act on June 19, 1991 (File No. 33-41290), and any amendment or report filed for the purpose of updating such description.

•

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement (excluding any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibits furnished in connection therewith).

Any statement contained in this Registration Statement or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference, or in any subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.3	Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, Amendment No. 3.

5	Opinion of Schulte Roth & Zabel LLP, as to the legality of the shares of Common Stock being registered hereby.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Schulte Roth & Zabel LLP (contained in Exhibit 5 hereto).

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 24, 2011.

MONRO MUFFLER BRAKE, INC.

By:	/s/ Robert G. Gross
Robert G. Gross

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert G. Gross Robert G. Gross	Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)	March 24, 2011

/s/ Catherine D’Amico Catherine D’Amico	Executive Vice President and Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 24, 2011

*	Director	March 24, 2011
Richard A. Berenson

*	Director	March 24, 2011
Frederick M. Danziger

*	Director	March 24, 2011
Donald Glickman

*	Director	March 24, 2011
Robert E. Mellor

*	Director	March 24, 2011
Peter J. Solomon

*	Director	March 24, 2011
James R. Wilen

*	Director	March 24, 2011
Elizabeth A. Wolszon

By:	/s/ Robert G. Gross Robert G. Gross	March 24, 2011

* Attorney-in-fact for each of the persons indicated

Index to Exhibits

Exhibit Number	Description

4.3	Monro Muffler Brake, Inc. 2007 Stock Incentive Plan, Amendment No. 3.

5	Opinion of Schulte Roth & Zabel LLP, as to the legality of the shares of Common Stock being registered hereby.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Schulte Roth & Zabel, LLP (contained in Exhibit 5 hereto).

24.1	Powers of Attorney.